As Filed with the Securities and Exchange Commission on November 8, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Sandstorm Gold Ltd.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	1041	98-1178734
(Province or other jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
Suite 3200 - 733 Seymour Street
Vancouver, British Columbia, Canada V6B 0S6
604-689-0234
(Address and telephone number of registrant’s principal executive offices)

C T Corporation System
28 Liberty Street
New York, New York 10005
(212) 590-9070
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Jennifer Traub Cassels Brock & Blackwell LLP Suite 2200, RBC Place 885 West Georgia Street Vancouver, British Columbia Canada V6C 3E8 (604) 691-6100	John Koenigsknecht Crowell & Moring LLP 455 N. Cityfront Plaza Dr Suite 3600 Chicago, Illinois 60611 (312) 840-3111

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
British Columbia, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☒	Upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☐	At some future date (check the appropriate box below).

1.	☐	Pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than seven calendar days after filing).

2.	☐
Pursuant to Rule 467(b) on                              (date) at      (time) (designate a time not sooner than seven calendar days after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on                             (date).

3.	☐	Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐	After the filing of the next amendment to this form (if preliminary material is being filed).
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

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PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

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No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.
Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Sandstorm Gold Ltd. at Suite 3200, 733 Seymour Street, Vancouver, British Columbia, V6B 0S6, telephone (604) 628-1107, and are also available electronically at www.sedarplus.ca and www.sec.gov.
SHORT FORM BASE SHELF PROSPECTUS
New Issue and/or Secondary Offering    November 8, 2024

SANDSTORM GOLD LTD.
Common Shares
Debt Securities
Warrants
Subscription Receipts
Units
This short form base shelf prospectus (this “prospectus”) relates to the offering for sale from time to time (each, an “offering”), during the 25-month period that this prospectus, including any amendments hereto, remains effective, of the securities of Sandstorm Gold Ltd. (“Sandstorm Gold” or the “Corporation”) listed above (the “Securities”) in one or more series or issuances. The Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement (a “prospectus supplement”) to this prospectus. This prospectus may also qualify the distribution of Securities in an “at-the-market distribution” as defined in National Instrument 44-102 – Shelf Distributions (“NI 44-102”) of the Canadian Securities Administrators.
We are permitted, under a multi-jurisdictional disclosure system (“MJDS”) adopted by the securities regulatory authorities in Canada and the United States, to prepare this prospectus in accordance with Canadian disclosure requirements, which are different from United States disclosure requirements. We prepare our annual financial statements, which are incorporated by reference herein, in United States dollars and in accordance with International Financial Reporting Standards Accounting Standards as issued by the International Accounting Standards Board (“IFRS Accounting Standards” or “IFRS”) and our interim financial statements, which are incorporated by reference herein, in United States dollars and in accordance with IFRS, as applicable to the preparation of interim financial statements including International Accounting Standard 34 – Interim Financial Reporting (“IAS 34”). As a result, they may not be comparable to financial statements of U.S. companies. Annual financial statements which will be deemed incorporated by reference herein in the future, or which may form part of a prospectus supplement in the future, will be prepared in accordance with IFRS and interim financial statements which will be deemed incorporated by reference herein in the future, or which may form part of a prospectus supplement in the future, will be prepared in accordance with IFRS as applicable to the preparation of interim financial statements including IAS 34.
Prospective investors should be aware that the acquisition and disposition of the Securities may have tax consequences both in the United States and in Canada. Such tax consequences, including for investors who are resident in, or citizens of, the United States or Canada, are not described in this prospectus and may not be fully described in any applicable prospectus supplement. Investors should read the tax discussion in any prospectus supplement with respect to a particular offering and consult their own tax advisor with respect to their own particular circumstances.
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NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), ANY CANADIAN SECURITIES REGULATOR, NOR ANY STATE SECURITIES REGULATOR, HAS APPROVED OR DISAPPROVED THE SECURITIES OFFERED HEREBY OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.
The specific terms of the Securities with respect to a particular offering will be set out in the applicable prospectus supplement. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the offering price of such Securities will be included in the prospectus supplement describing such Securities. Certain of the securityholders of the Corporation may also offer and sell Securities under this prospectus (the “Selling Securityholders” and each a “Selling Securityholder”). See “Selling Securityholders”.
As of the date hereof, the Corporation has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders (as defined below). See “Well-Known Seasoned Issuer”. All information permitted under applicable law, including as permitted under the WKSI Blanket Orders, to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus, except in cases where an exemption from such delivery requirements is available. Each prospectus supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of the Securities to which the prospectus supplement pertains. You should read this prospectus and any applicable prospectus supplement carefully before you invest in any Securities.
This prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. The Corporation, or any Selling Securityholders, may, from time to time, offer and sell Securities (i) to, or through, underwriters, dealers or agents designated by the Corporation or any Selling Securityholder, purchasing as principal or acting as agent, (ii) to one or more purchasers directly, through specific bidding or auction process or otherwise, pursuant to applicable statutory exemptions, or (iii) through a combination of any of these methods of sale, at amounts and prices and other terms determined by the Corporation or any Selling Securityholder. The Securities may be sold, from time to time, in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market price, at varied prices determined at the time of sale, or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the Toronto Stock Exchange (the “TSX”), the New York Stock Exchange (the “NYSE”) or other existing trading markets for the Securities, on the over-the-counter market, in negotiated transactions or under delayed delivery contracts or pursuant to other contractual commitments. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. Each prospectus supplement relating to each issue of Securities offered pursuant to this prospectus, to the extent applicable, will describe the terms of the offering, including the number and terms of the Securities to which such prospectus supplement relates, including the type of Security being offered, the method of distribution of such Securities, the name or names of any underwriters, dealers or agents with whom we or any Selling Securityholder have entered into arrangements with respect to the sale of such Securities, the name of any Selling Securityholder, the public offering or purchase price of such Securities and the net proceeds to the Corporation or any Selling Securityholder. The prospectus supplement will also include any underwriting discounts or commissions and other items constituting underwriters’ compensation and will identify any securities exchanges on which the Securities may be listed.
In connection with any offering of Securities (unless otherwise specified in a prospectus supplement relating to the particular offering of Securities and other than an “at-the-market distribution”), the underwriters, dealers or agents may, subject to applicable law, over-allot or effect transactions that stabilize or maintain the market price of the Securities offered at levels other than that which might otherwise exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. A purchaser who acquires Securities forming part of the underwriter’s, dealer’s or agent’s over-allocation position acquires those Securities under this prospectus, as supplemented by any prospectus supplement. No underwriter, dealer or agent involved in an “at-the-market distribution”, no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with such an underwriter, dealer or agent may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or Securities of the same class as the Securities distributed under the “at-the-market” prospectus, including selling an aggregate number or principal amount of Securities that would result in the underwriter, dealer or agent creating an over-allocation position in the Securities. See “Plan of Distribution”. No underwriter has been involved in the preparation of this prospectus or performed any review of the contents of this prospectus.
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Investing in the Securities is speculative and involves certain risks. The risks outlined in this prospectus and in the documents incorporated by reference herein and in the applicable prospectus supplement and the documents incorporated by reference therein should all be carefully reviewed and considered by prospective investors. See “Risk Factors”.
Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because the Corporation is incorporated in Canada, most of the officers and directors and the experts named in this prospectus are not residents of the United States, and many of our assets and all or a substantial portion of the assets of such persons are located outside of the United States. See “Enforceability of Certain Civil Liabilities”.
Mr. Andrew T. Swarthout and Ms. Mary L. Little, each a director of the Corporation, reside outside of Canada. Mr. Swarthout and Ms. Little have each appointed Cassels Brock & Blackwell LLP, Suite 2200, 885 West Georgia Street, Vancouver, British Columbia V6C 3E8 as agent for service of process in Canada. Prospective investors are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.
The common shares (the “Common Shares”) of the Corporation are listed and posted for trading on the TSX under the symbol “SSL” and on the NYSE under the symbol “SAND”. On November 7, 2024, the last trading day before the date hereof, the closing price of the Common Shares on the TSX was C$8.77 and the closing price of the Common Shares on the NYSE was U.S.$6.33. Unless otherwise specified in the applicable prospectus supplement, there is no existing trading market through which the debt securities (the “Debt Securities”), the warrants (the “Warrants”), the subscription receipts (the “Subscription Receipts”) or the units (the “Units”) may be sold and purchasers may not be able to resell such Securities purchased under this prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors”. No assurances can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.
The Corporation’s head and registered office is located at Suite 3200, 733 Seymour Street, Vancouver, British Columbia, V6B 0S6.
All dollar amounts in this prospectus are in United States dollars, unless otherwise indicated. See “Financial Information and Currency”.
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ABOUT THIS PROSPECTUS
In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to “we”, “us”, “our” or similar terms, as well as references to “Sandstorm Gold” or the “Corporation”, refer to Sandstorm Gold Ltd. together with its subsidiaries.
This prospectus is part of a registration statement on Form F-10 that we have filed with the SEC under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), relating to the Securities (the “Registration Statement”). Under the Registration Statement, we or any Selling Securityholder may, from time to time, offer any combination of the Securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the Securities that we or any Selling Securityholder may offer. Each time we or any Selling Securityholder offer Securities under the Registration Statement or this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest, you should read both this prospectus and any applicable prospectus supplement. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You may refer to the Registration Statement and the exhibits to the Registration Statement for further information with respect to us and the Securities.
You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or the other information included in the Registration Statement of which this prospectus forms a part. Neither the Corporation nor any Selling Securityholder have authorized anyone to provide you with different or additional information and the Corporation and any Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with any different, additional, inconsistent or other information, you should not rely on it. Neither the Corporation nor any Selling Securityholder are making an offer to sell or seeking an offer to buy the Securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein is accurate as of any date other than the date on the front of this prospectus, any applicable prospectus supplement or the respective dates of the documents incorporated by reference herein and therein, regardless of the time of delivery or of any sale of the Securities pursuant thereto. Our business, financial condition, results of operations and prospects may have changed since those dates. Information contained on the Corporation’s website should not be deemed to be a part of this prospectus, any applicable prospectus supplement or incorporated by reference herein or therein and should not be relied upon by prospective investors for the purpose of determining whether to invest in the Securities. The Securities will not be distributed, directly or indirectly, in Canada or to residents of Canada in contravention of the securities laws of any province or territory of Canada.
FINANCIAL INFORMATION AND CURRENCY
The annual financial statements of the Corporation incorporated by reference in this prospectus have been prepared in accordance with IFRS and are reported in United States dollars. The interim financial statements of the Corporation incorporated by reference in this prospectus have been prepared in accordance with IFRS as applicable to the preparation of interim financial statements including IAS 34 and are reported in United States dollars. IFRS and IAS 34 differ in some significant respects from generally accepted accounting principles in the U.S., and thus the financial statements may not be comparable to financial statements of U.S. companies. The SEC has adopted rules to allow foreign private issuers, such as the Corporation, to prepare and file financial statements prepared in accordance with IFRS and IAS 34 without reconciliation to U.S. GAAP. Accordingly, the Corporation will not be providing a description of the principal differences between U.S. GAAP and IFRS or IAS 34.
The offering amount in this prospectus is in United States dollars. References to “United States dollars” or “US$” are to United States dollars. Canadian dollars are referred to as “Canadian dollars” or “C$”.
The high, low and closing rates for Canadian dollars in terms of the United States dollar for each of the periods indicated, as quoted by the Bank of Canada, were as follows:

	Nine Months Ended September 30		Year Ended December 31
	2024	2023	2023	2022
High for period	C$1.3858	C$1.3807	C$1.3875	C$1.3856
Low for period	C$1.3316	C$1.3128	C$1.3128	C$1.2451
Rate at end of period	C$1.3499	C$1.3520	C$1.3226	C$1.3544
On November 7, 2024, the Bank of Canada daily average rate of exchange was U.S.$1.00 = C$1.3866 or C$1.00 = US$0.7212.
CAUTIONARY NOTE TO UNITED STATES INVESTORS REGARDING PRESENTATION OF MINERAL RESERVE AND MINERAL RESOURCE ESTIMATES
This prospectus, any prospectus supplement and the documents incorporated by reference herein or therein have been prepared in accordance with Canadian standards for the reporting of mineral resource and mineral reserve estimates, which differ in some material respects from the disclosure requirements of United States securities laws. In particular, and without limiting the generality of the foregoing, the terms “mineral reserve”, “proven mineral reserve”, “probable mineral reserve”, “inferred mineral resources,”, “indicated mineral resources,” “measured mineral resources” and “mineral resources” used or referenced in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein are Canadian mineral disclosure terms as defined in accordance with Canadian National Instrument 43-101 — Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) — CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (the “CIM Definition Standards”). The definitions of these terms, and other mining terms and disclosures, differ from the definitions of such terms, if any, for purposes of the SEC’s disclosure rules the SEC for domestic United State Issuers (the “SEC Rules”), including the requirements of the SEC in Regulation S-K Subpart 1300 under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a foreign private issuer that is eligible to file reports with the SEC pursuant to the MJDS, the Corporation is not required to provide disclosure on its mineral properties under the SEC Rules and provides disclosure under NI 43-101 and the CIM Definition Standards. Accordingly, mineral reserve and mineral resource information and other technical information contained or incorporated by reference herein or documents incorporated by reference may not be comparable to similar information disclosed by United States companies subject to the SEC’s reporting and disclosure requirements for domestic United States issuers.
Mineral resources that are not mineral reserves do not have demonstrated economic viability. Due to the uncertainty of measured, indicated or inferred mineral resources, these mineral resources may never be upgraded to proven and probable mineral reserves. Investors are cautioned not to assume that any part of mineral deposits in these categories will ever be converted into reserves or recovered. In addition, United States investors are cautioned not to assume that any part or all of the Corporation’s measured, indicated or inferred mineral resources constitute or will be converted into mineral reserves or are or will be economically or legally mineable.
ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
We are a corporation amalgamated and existing under the laws of the Province of British Columbia. Most of our officers and directors and most of the experts named in this prospectus and the documents incorporated by reference herein are not residents of the United States, and many of our assets and all or a substantial portion of assets of such persons are located outside of the United States. Sandstorm Gold has appointed an agent for service of process within the United States upon those officers or directors who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon Sandstorm Gold’s civil liability and the civil liability of such officers or directors under United States federal securities laws or the securities or “blue sky” laws of any state within the United States.
Sandstorm Gold has been advised by its Canadian counsel, Cassels Brock & Blackwell LLP, that, subject to certain limitations, a judgment of a United States court predicated solely upon civil liability under United States federal securities laws may be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. Sandstorm Gold has also been advised by Cassels Brock & Blackwell LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws or any such state securities or “blue sky” laws.
We have filed with the SEC, concurrently with the Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation appointed CT Corporation System as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a United States court, arising out of or related to or concerning the offering of the Securities under this prospectus.
WHERE YOU CAN FIND MORE INFORMATION
We have filed the Registration Statement with the SEC. This prospectus and the documents incorporated by reference herein, which form a part of the Registration Statement, do not contain all of the information set forth in the Registration Statement, certain parts of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. Information omitted from this prospectus but contained in the Registration Statement is available on EDGAR (as defined herein) under the Corporation’s profile at www.sec.gov. Reference is also made to the Registration Statement and the exhibits thereto for further information with respect to us and the Securities. Statements contained in this prospectus as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.
We are required to file with the various securities commissions or similar authorities in each of the applicable provinces and territories of Canada, annual and quarterly reports, material change reports and other information. We are also an SEC registrant subject to the informational requirements of the Exchange Act, and, accordingly, file with or furnish to the SEC certain reports and other information. Under the MJDS adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ from those of the United States. We are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION
This prospectus and the documents incorporated by reference herein contain “forward-looking statements” or “forward-looking information” within the meaning of applicable securities legislation. Forward-looking information herein and in the documents incorporated by reference herein is provided as of the date of such documents only and the Corporation does not intend, and does not assume any obligation, to update this forward-looking information, except as required by law.
Generally, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”. Forward-looking information is based on reasonable assumptions that have been made by Sandstorm Gold as at the date of such information and is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of the Corporation to be materially different from those expressed or implied by such forward-looking information, including but not limited to: the impact of general business and economic conditions; each of the Mining Operations (as defined herein); the absence of control over Mining Operations from which Sandstorm Gold will purchase gold and other metals or from which it will receive royalty payments and risks related to those Mining Operations, including risks related to international operations, government and environmental regulation, delays in mine construction and operations, actual results of mining and current exploration activities, conclusions of economic evaluations and changes in project parameters as plans continue to be refined; problems inherent to the marketability of minerals; industry conditions, including fluctuations in the price of metals, fluctuations in foreign exchange rates and fluctuations in interest rates; government entities interpreting existing tax legislation or enacting new tax legislation in a way which adversely affects Sandstorm Gold; stock market volatility; competition; the aggregate value of Common Shares which may be issued by the Corporation pursuant to any at-the-market equity program and the Corporation’s expected use of net proceeds therefrom; the number or aggregate value of Common Shares which may be purchased under the Corporation’s normal course issuer bid

(“NCIB”); audits being conducted by the Canada Revenue Agency and available remedies; management’s expectations regarding the Corporation’s growth and diversification; the potential impact of natural disasters, terrorist acts, health crises and other disruptions and dislocations, including the conflict between Russia and Ukraine; as well as those factors discussed in the section entitled “Risk Factors” in the Annual Information Form (as defined herein), the Annual MD&A (as defined herein), the Interim MD&A (as defined herein) and incorporated by reference herein.
Forward-looking information in this prospectus and the documents incorporated by reference herein, includes, among other things, disclosure regarding: the aggregate value of Common Shares which may be issued pursuant to any at-the-market equity program and the Corporation’s expected use of net proceeds therefrom; the aggregate number of Securities that any Selling Securityholder may offer for sale from time to time under this prospectus; the Corporation’s intention not to list any Securities other than Common Shares on any securities exchange; the anticipated terms and conditions of any Securities offered under a prospectus supplement; audits being conducted by the Canada Revenue Agency and available remedies; management’s expectations regarding the Corporation’s growth and diversification; Sandstorm Gold’s existing Streams (as defined herein) and royalties; as well as its future outlook and mineral resource and mineral reserve estimates for the Mining Operations; production and cost estimates and expected plans with regard to the Mining Operations and statements with respect to the NCIB and the number of shares that may be purchased under the renewed NCIB. Documents incorporated by reference, such as the Annual Information Form, the Annual MD&A and the Interim MD&A include forward-looking information with respect to, among other things, the Corporation’s corporate development and strategy and the production and cost estimates and expected plans with regard to the Mining Operations. Forward-looking information is based on assumptions management believes to be reasonable, including but not limited to the continued operation of the Mining Operations from which Sandstorm Gold will purchase gold and other metals, or from which it will receive royalty payments, no material adverse change in the market price of commodities, that the Mining Operations will operate in accordance with their public statements and achieve their stated production outcomes, and such other assumptions and factors as set out therein. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to any accompanying prospective financial information and, accordingly, PricewaterhouseCoopers LLP has not expressed an opinion nor any other form of assurance with respect thereto. The reports of PricewaterhouseCoopers LLP incorporated by reference in this prospectus refer exclusively to the historical financial statements described therein and do not extend to the prospective financial information included in this prospectus and should not be read to do so.
Although Sandstorm Gold has attempted to identify important factors that could cause actual actions, events or results to differ materially from those contained in forward-looking information, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such information will prove to be accurate, as future actions and events and actual results could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on forward-looking information.
DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference in this prospectus from documents filed with the securities commissions or similar authorities in Canada and filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Sandstorm Gold Ltd. at Suite 3200, 733 Seymour Street, Vancouver, British Columbia, V6B 0S6, telephone (604) 628-1107, and are also available electronically through the System for Electronic Document Analysis and Retrieval (“SEDAR+”) at www.sedarplus.ca. Documents filed with, or furnished to, the SEC are available through the SEC’s Electronic Data Gathering and Retrieval System (“EDGAR”) at www.sec.gov. The filings of the Corporation through SEDAR+ and through EDGAR are not incorporated by reference in this prospectus except as specifically set out herein.
The following documents, filed by the Corporation with the securities commissions or similar authorities in each of the provinces and territories of Canada, are specifically incorporated by reference into, and form an integral part of, this prospectus:
1.the annual information form of the Corporation dated March 27, 2024 (the “Annual Information Form”);

2.the audited consolidated financial statements of the Corporation as at, and for the years ended, December 31, 2023 and 2022, together with the independent registered public accounting firm’s report thereon and the notes thereto (the “Annual Financial Statements”);
3.the management’s discussion and analysis of the Corporation for the year ended December 31, 2023 (the “Annual MD&A”);
4.the unaudited condensed consolidated interim financial statements of the Corporation for the three and nine months ended September 30, 2024 and 2023, together with the notes thereto (the “Interim Financial Statements”);
5.management’s discussion and analysis of the Corporation for the three and nine months ended September 30, 2024 (the “Interim MD&A”); and
6.the management information circular of the Corporation dated May 2, 2024, prepared in connection with the annual meeting of shareholders of the Corporation held on June 21, 2024.
Any document of the type referred to in item 11.1 of Form 44-101F1 – Short Form Prospectus (“Form 44-101F1”) of National Instrument 44-101 – Short Form Prospectus Distributions (“NI 44-101”) of the Canadian Securities Administrators (other than confidential material change reports, if any) filed by the Corporation with any securities commissions or similar regulatory authorities in Canada after the date of this prospectus and all prospectus supplements (only in respect of the offering of Securities to which that particular prospectus supplement relates) disclosing additional or updated information, including the documents incorporated by reference herein and therein, filed pursuant to the requirements of applicable securities legislation in Canada during the period that this prospectus is effective shall be deemed to be incorporated by reference in this prospectus. These documents are available on SEDAR+, which can be accessed at www.sedarplus.ca.
In addition, to the extent any such document is included in any report on Form 6-K furnished to the SEC or in any report on Form 40-F (or any respective successor form) filed with the SEC subsequent to the date of this prospectus and prior to the date that is 25 months from the date of this prospectus, such document shall be deemed to be incorporated by reference as exhibits to the Registration Statement of which this prospectus forms a part (in the case of any report on Form 6-K, if and to the extent expressly set forth in such report). In addition, any other report on Form 6-K and the exhibits thereto filed or furnished by the Corporation with the SEC under the Exchange Act from the date of this prospectus shall be deemed to be incorporated by reference as exhibits to the Registration Statement of which this prospectus forms a part, but only if and to the extent expressly so provided in any such report. The Corporation’s current reports on Form 6-K and annual reports on Form 40-F are available on EDGAR at www.sec.gov.
The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Corporation and readers should review all information contained in this prospectus and the documents incorporated or deemed to be incorporated herein by reference.
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for the purposes of this prospectus, to the extent that a statement contained herein, or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall thereafter neither constitute, nor be deemed to constitute, a part of this prospectus, except as so modified or superseded.
When the Corporation files a new annual information form, audited consolidated financial statements and related management’s discussion and analysis and, where required, they are accepted by the applicable securities regulatory authorities during the time that this prospectus is valid, the previous annual information form, the previous audited consolidated financial statements and related management’s discussion and analysis and all unaudited interim condensed consolidated financial statements and related management’s discussion and analysis for such periods, all material change reports and any business acquisition report filed prior to the commencement of the Corporation’s financial year in which the new annual information form is filed will be deemed no longer to be incorporated by reference in this prospectus for purposes of future offers and sales of Securities under this prospectus. Upon new unaudited interim condensed consolidated financial statements and related management’s discussion and analysis being filed by the Corporation with the applicable securities regulatory authorities during the term of this prospectus, all unaudited interim condensed consolidated financial statements and related management’s discussion and analysis filed prior to the filing of the new unaudited interim condensed consolidated financial statements shall be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of Securities hereunder. Upon a management information circular in connection with an annual meeting being filed by us with the appropriate securities regulatory authorities during the currency of this prospectus, the management information circular filed in connection with the previous annual meeting (unless such management information circular also related to a special meeting) will be deemed no longer to be incorporated by reference in this prospectus for purposes of future offers and sales of Securities hereunder.
A prospectus supplement containing the specific terms of any offering of Securities will be delivered to purchasers of Securities together with this prospectus, except in cases where an exemption from such delivery requirements is available, and will be deemed to be incorporated by reference in this prospectus as of the date of the prospectus supplement, but only for the purposes of the offering to which that prospectus supplement pertains.
TECHNICAL AND THIRD PARTY INFORMATION
Except where otherwise stated, the disclosure in this prospectus and in the documents incorporated by reference herein, relating to properties and operations on the properties in which the Corporation holds royalty, stream or other interests, including the disclosure in the sections entitled “General Development of the Business” and “Description of the Business” in the Annual Information Form, is based on information publicly disclosed by the owners or operators of these properties and information/data available in the public domain as at the date hereof or as of the date of (or as specified in) this prospectus or the documents incorporated by reference herein, as applicable, and none of this information has been independently verified by the Corporation. Specifically, as a royalty or stream holder, the Corporation has limited, if any, access to properties included in its asset portfolio. Additionally, the Corporation may from time to time receive operating information from the owners and operators of the properties, which it is not permitted to disclose to the public. The Corporation is dependent on: (i) the operators of the properties and their qualified persons to provide information to the Corporation; or (ii) publicly available information (including the information described in this prospectus and the documents incorporated by reference herein) to prepare disclosure pertaining to properties and operations on the properties on which the Corporation holds royalty, stream or other interests, and generally has limited or no ability to independently verify such information. Such information is necessarily imprecise because it depends upon the judgment of the individuals who operate the properties on which the Corporation holds royalty, stream or other interests. Although the Corporation does not have any knowledge that such information may not be accurate, there can be no assurance that such third party information is complete or accurate. Some information publicly reported by owners or operators may relate to a larger property than the area covered by the Corporation’s royalty, stream or other interests. The Corporation’s royalty, stream or other interests often cover less than 100% and sometimes only a portion of the publicly reported mineral reserves, mineral resources and production of a property.
The disclosure in this prospectus and in the documents incorporated by reference herein relating to mineral reserve and mineral resource statements for individual properties is made as at the dates indicated. In addition, numerical information contained herein and in the documents incorporated by reference herein which has been derived from information publicly disclosed by owners or operators may have been rounded by the Corporation and, therefore, there may be some inconsistencies within the information presented herein or in the documents incorporated by reference herein, on the one hand, and with respect to significant digits presented in the information publicly disclosed by owners or operators, on the other hand.
The Corporation considers its stream and royalty interests with respect to the Antamina mine to be its sole material mineral property for the purposes of NI 43-101.

The disclosure contained herein or in the documents incorporated herein by reference of a scientific or technical nature for the Antamina mine is based on:
(i)the technical report entitled “Technical Report, Mineral Reserves and Resources, Antamina Deposit, Peru 2010” dated January 31, 2011, and having an effective date of January 1, 2011, which technical report was prepared for Compañía Minera Antamina S.A., the Peruvian company that owns and operates the project and which report was filed on March 22, 2011, and is available under the Teck Resources Limited (“Teck”) profile at SEDAR+; and
(ii)information that has been disclosed by Teck, which was sourced from Teck’s annual information form dated February 22, 2024 for the year ended December 31, 2023 (the “Teck AIF”) and filed on Teck’s SEDAR+ profile on February 23, 2024.
All scientific and technical information contained herein and in the documents incorporated by reference herein, including all scientific and technical information contained herein and in the documents incorporated by reference herein relating to the Antamina mine was reviewed and approved in accordance with NI 43-101 by Imola Götz, M.Sc., P.Eng, F.E.C., Vice President, Mining & Engineering of the Corporation, a qualified person under NI 43-101.
If, after the date of this prospectus, the Corporation is required by Section 4.2 of NI 43-101 to file a technical report to support scientific or technical information that relates to a mineral project on a property that is material to the Corporation, the Corporation will file such technical report in accordance with Section 4.2(5)(a)(i) of NI 43-101 as if the words “short form prospectus” refer to a “shelf prospectus supplement”.
NON-IFRS AND OTHER FINANCIAL MEASURES DISCLOSURE
Certain performance measures and ratios that have been included in this prospectus, or incorporated by reference herein, do not have any standardized meaning prescribed by IFRS including (i) total sales, royalties and income from other interests, (ii) attributable gold equivalent (“Attributable Gold Equivalent”) ounce, (iii) average cash cost per Attributable Gold Equivalent ounce, (iv) cash operating margin, and (v) cash flows from operating activities excluding changes in non-cash working capital. This prospectus, or the documents incorporated by reference herein, presents these non-IFRS financial measures or ratios as it is understood that certain investors will use this information to evaluate the Corporation’s performance in comparison to other mining companies in the precious metals mining industry who present results on a similar basis. Other companies may calculate these measures differently as a result of differences in the underlying accounting principles, policies applied and in accounting frameworks, such as in IFRS, and as such these measures might not be comparable to the similar financial measures disclosed by other companies. Accordingly, the presentation of these non-IFRS financial measures or ratios is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with IFRS. For a reconciliation of these measures to the most directly comparable financial information reported in the Corporation’s Annual Financial Statements and Interim Financial Statements prepared in accordance with IFRS, and for an explanation of the composition and usefulness of these measures, please see the “Non-IFRS and Other Measures” section in each of the Annual MD&A and Interim MD&A, and the “Non-IFRS and Other Financial Measures Disclosure” section in the Annual Information Form, each of which are incorporated by reference herein.
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
The following documents have been, or will be, filed with the SEC as part of the Registration Statement of which this prospectus forms a part: (1) the documents listed under “Documents Incorporated by Reference”; (2) powers of attorney from certain of the Corporation’s directors and officers (included on the signature page to the Registration Statement); (3) the consent of PricewaterhouseCoopers LLP with respect to their independent registered public accounting firm’s report on the Annual Financial Statements; (4) the consent of the “qualified person” referred to in this prospectus under “Interest of Experts”; (5) the consent of Canadian counsel, Cassels Brock & Blackwell LLP; and (6) the form of debt indenture. A copy of the form of warrant agreement, subscription receipt agreement, or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

THE CORPORATION
Sandstorm Gold is a non-operating gold streaming and royalty company that generates its revenue primarily from the sale of gold and other metals, and from the receipt of royalty payments. Sandstorm Gold is focused on acquiring Streams and royalties on mines with low production costs, significant exploration potential and strong management teams. Sandstorm Gold currently has a portfolio of 231 Streams (as defined below) and net smelter return (“NSR”) and other royalty agreements and interests, of which 41 of the underlying mines are producing. These gold and other interests currently owned by the Corporation are collectively referred to herein as the “Mining Operations”.
Sandstorm Gold is a growth-focused company that seeks to acquire royalties and gold and other metals purchase agreements (“Streams” or “Gold Streams”) from companies which have advanced stage development projects or operating mines. In return for making upfront payments to acquire a Stream, Sandstorm Gold receives the right to purchase, at a fixed price per unit or at various fixed percentages of the spot price, a percentage of a mine’s gold, silver or other commodity production for the operating life of the asset.
A royalty is a payment to a royalty holder by a property owner or an operator of a property and is typically based on a percentage of the minerals or other products produced or the revenues or profits generated from the property. Royalties are not typically working interests in a property and, depending on the nature of a royalty interest and the laws applicable to it and the project, the royalty holder is generally not responsible for, and has no obligation to contribute additional funds for any purpose, including, but not limited to, operating or capital costs or environmental or reclamation liabilities. An NSR royalty is generally based on the value of production or net proceeds received by an operator from a smelter or refinery. These proceeds are usually subject to deductions or charges for transportation, insurance, smelting and refining costs as set out in the specific royalty agreement. For gold royalties, the deductions are generally minimal. NSRs generally provide cash flow which is free of any operating or capital costs and environmental liabilities. A smaller percentage NSR in a project can effectively equate to the economic value of a larger percentage profit or working interest in the same project.
Streams and royalties are an alternative to other more conventional forms of financing, including equity, convertible securities and debt financings which can be used to finance mineral projects. Sandstorm Gold competes directly with these other sources of capital to provide financing. Sandstorm Gold plans to grow and diversify its production profile through the acquisition of additional Streams and royalties. There is no assurance, however, that any potential acquisitions will be successfully completed.
The documents incorporated by reference herein, including the Annual Information Form, contain further details regarding the business of Sandstorm Gold. See “Documents Incorporated by Reference”.
Recent Developments
Q2 2024 Dividend
On March 28, 2024, Sandstorm Gold announced that its board of directors had declared the Corporation’s second quarterly cash dividend for 2024 in the amount of C$0.02 per Common Shares to shareholders of record as of the close of business on April 16, 2024. The dividend was paid on April 26, 2024.
Renewal of NCIB
On April 10, 2024, the Corporation renewed its NCIB. Under the renewed NCIB, the Corporation may purchase up to 20 million Common Shares, representing approximately 7% of the Corporation’s issued and outstanding Common Shares less those Common Shares held by the Corporation’s directors, officers and holders of more than 10% of issued and outstanding voting securities of the Corporation. Purchases under the renewed NCIB commenced on May 7, 2024 and will terminate on the earlier of May 6, 2025, the date that Sandstorm Gold completes its purchases pursuant to the NCIB as filed with the TSX, or the date of notice by Sandstorm Gold of termination of the renewed NCIB.
All purchases under the renewed NCIB will be executed on the open markets through the facilities of the TSX or alternative Canadian trading platforms and through the facilities of the NYSE or alternative trading systems in the United States. Purchases under the renewed NCIB will be made at the market price of the Common Shares at the time of acquisition and may be funded by Sandstorm Gold’s working capital. Any Common Shares acquired by the Corporation under the NCIB will be cancelled. Under the rules of the TSX, subject to the Corporation’s ability to make block purchases, daily purchases on the TSX under the renewed NCIB will not exceed 73,110 Common Shares, which represents 25% of the average daily trading volume on the TSX for the six months ended March 31, 2024. The maximum number of Common Shares which can be purchased per day on the NYSE will be 25% of the average daily trading volume for the four calendar weeks preceding the date of purchase, subject to certain exceptions for block purchases.
Sale of Non-Core, Non-Precious Metals Royalty Package
On May 2, 2024, Sandstorm Gold announced that the Corporation had signed a definitive asset purchase agreement with Evolve Strategic Element Royalties Ltd. (‘Evolve”) for the sale of eight non-core, non-precious metals royalties for cash proceeds of US$21 million plus the retention of the next US$10 million in proceeds from the 2.5-5.0% net smelter returns (“NSR”) royalty on a portion of the Copper Mountain mine in British Columbia (“Copper Mountain”). In addition to the Copper Mountain royalty, the portfolio included a 0.5% net profits interest on production on Teck’s Highland Valley Copper project (“HVC”) and a 1.5% NSR royalty on Green Technology Metals Limited’s (“Green Technology”) Seymour Lake lithium development project (“Seymour Lake”).
On May 13, 2024, Sandstorm Gold closed the sale of all royalties without pre-emptive rights (including Copper Mountain and HVC) and received cash proceeds of $15.4 million from Evolve. The remaining $5.6 million in cash, covering royalties with pre-emptive rights including Seymour Lake, was subject to certain closing conditions. During the closing period, Green Technology asserted that it was not subject to certain obligations underlying the royalty agreement for Seymour Lake. Consequently, Sandstorm Gold was not able to close this portion of the transaction by the agreed-upon outside date. Sandstorm Gold has initiated arbitration proceedings to seek recourse from Green Technology and is actively pursuing its rights under the agreement.
AGM
On June 21, 2024, Sandstorm Gold announced that shareholders voted in favour of all resolutions presented, including re-election of all director nominees, at the Corporation’s annual general meeting of shareholders held on June 21, 2024.
Q3 2024 Dividend
On June 27, 2024, Sandstorm Gold announced that its board of directors had declared the Corporation’s third quarterly cash dividend for 2024 in the amount of C$0.02 per Common Shares to shareholders of record as of the close of business on July 16, 2024. The dividend was paid on July 26, 2024.
Q4 2024 Dividend
On September 25, 2024, Sandstorm Gold announced that its board of directors had declared the Corporation’s fourth quarterly cash dividend for 2024 in the amount of C$0.02 per Common Shares to shareholders of record as of the close of business on October 15, 2024. The dividend was paid on October 25, 2024.
RISK FACTORS
Before deciding to invest in the Securities, investors should carefully consider all of the information contained in, and incorporated or deemed to be incorporated by reference in, this prospectus and any applicable prospectus supplement. An investment in the Securities is subject to certain risks, including risks related to the business of the Corporation, risks related to Mining Operations and risks related to the Corporation’s securities described in the documents incorporated or deemed to be incorporated by reference in this prospectus. See the risk factors below and the “Risk Factors” section of any applicable prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein and therein, specifically the Annual Information Form, the Annual MD&A and the Interim MD&A. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we currently deem immaterial may also impair our business, financial condition, results of operations and prospects.
We may be treated as a “passive foreign investment company” under the U.S. Internal Revenue Code, which could result in adverse U.S. federal income tax consequences for U.S. investors
Prospective U.S. investors should be aware that they could be subject to certain adverse U.S. federal income tax consequences if we are classified as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes. The determination of whether we are a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and such determination will depend on the composition of our income, expenses and assets from time to time and the nature of the activities performed by our officers and employees. Prospective U.S. investors should carefully read the tax discussion in the applicable prospectus supplement for more information and consult their own tax advisors regarding the likelihood and consequences of the Corporation being treated as a PFIC for U.S. federal income tax purposes, including the advisability of making certain elections that may mitigate certain possible adverse income tax consequences but may result in an inclusion in gross income without receipt of such income.
CONSOLIDATED CAPITALIZATION
There have been no material changes in the share and loan capital of the Corporation, on a consolidated basis, since the date of the Interim Financial Statements which are incorporated by reference in this prospectus.
The applicable prospectus supplement will describe any material change, and the effect of such material change, on the Corporation’s share and loan capital that will result from the issuance of Securities pursuant to such prospectus supplement.
USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, the Corporation currently expects to use the net proceeds from the sale of Securities offered by the Corporation hereby to finance future Streams and the purchase of royalties and/or for other general corporate purposes, including the repayment of indebtedness. Any specific allocation of the net proceeds of an offering to a specific purpose will be determined at the time of the offering and will be described in the relevant prospectus supplement, including reasonable detail of the principal purposes of the proposed use of net proceeds in accordance with the requirements of Section 4.2 of Form 44-101F1, as well as the business objectives expected to be accomplished using the net proceeds of such offering and each significant event that must occur to accomplish such business objective, including the cost thereof, in accordance with Section 4.7 of Form 44-101F1, and the net proceeds that any Selling Securityholders expect to receive.
The Corporation may, from time to time, issue securities (including equity and debt securities) other than pursuant to this prospectus or any applicable prospectus supplement.
Unless otherwise set forth in the applicable prospectus supplement, the Corporation will not receive any proceeds from the sale of Securities by any Selling Securityholder.
EARNINGS COVERAGE RATIO
Earnings coverage ratios will be provided as required in the applicable prospectus supplement with respect to the issuance of Debt Securities pursuant to this prospectus.
PLAN OF DISTRIBUTION
The Corporation may from time to time, during the 25-month period that this prospectus remains valid, offer for sale and issue Securities.
We may, from time to time, offer and sell the Securities: (i) to, or through, underwriters, dealers or agents designated by us, purchasing as principal or acting as agent; (ii) to one or more purchasers directly, through a specific bidding or auction process or otherwise, pursuant to applicable statutory exemptions; or (iii) through a combination of any of these methods of sale, at amounts and prices and other terms determined by the Corporation. We may offer Securities in the same offering, or we may offer Securities in separate offerings. In addition, subject to certain condition, Securities may be offered and issued in consideration for certain exchange offers or business combination transactions. Such consideration may consist of any of the Securities separately, a combination of Securities or any combination of Securities, cash and assumption of liabilities.
The Securities may be sold, from time to time, in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market price, at varied prices determined at the time of sale, or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the TSX, NYSE or other existing trading markets for the Securities, on the over-the-counter market, in negotiated transactions or under delayed delivery contracts or pursuant to other contractual commitments. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of the Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Corporation.
Each prospectus supplement relating to each issue of Securities offered pursuant to this prospectus, to the extent applicable, will describe the terms of the offering, including the number and terms of the Securities to which such prospectus supplement relates, including the type of Security being offered, the method of distribution of such Securities, the name or names of any underwriters, dealers or agents with whom we or any Selling Securityholder have entered into arrangements with respect to the sale of such Securities, the name of any Selling Securityholder, the public offering or purchase price of such Securities and the net proceeds to the Corporation or any Selling Securityholder. The prospectus supplement will also include any underwriting discounts or commissions and other items constituting underwriters’ compensation and will identify any securities exchanges on which the Securities may be listed.
This prospectus may also, from time to time, relate to the offering of Securities by certain Selling Securityholders. The Selling Securityholders may sell all or a portion of the Securities beneficially owned by them and offered thereby from time to time to one or more purchasers directly, through applicable statutory exemptions, to or through one or more underwriters, dealers or agents, purchasing as principal or acting as agent, or through a combination of any of these methods of sale, at amounts and prices and other terms determined by the Corporation or such Selling Securityholder. Any underwriter, dealer or agent involved in an offering of Securities pursuant to this prospectus by a Selling Securityholder will be named, and any commissions or fees payable by us or by such Selling Securityholder to that underwriter, dealer or agent, will be set out in the applicable prospectus supplement. Securities may be sold by the Selling Securityholders in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the time of the sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices.
Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with such Securities offered by that prospectus supplement. The Selling Securityholders and intermediaries through whom such Securities are sold may be deemed “underwriters” within the meaning of the U.S. Securities Act with respect to sales of Securities, and any profits realized or commissions received may be deemed underwriting compensation.
Underwriters, dealers and agents who participate in the distribution of Securities may be entitled, under agreements which may be entered into with the Corporation and, if applicable, any Selling Securityholder to indemnification by us and/or such Selling Securityholder, against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we and/or any Selling Securityholder enter into agreements may be customers of, engage in transactions with, or perform services for, us and/or such Selling Securityholder in the ordinary course of business.
Underwriters, dealers or agents may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market distribution” as defined in NI 44-102 and subject to limitations imposed by and the terms of any regulatory approvals required and obtained under, applicable Canadian securities laws which includes sales made directly on an existing trading market for the Common Shares, or sales made to or through a market maker other than on a securities exchange. In connection with any offering of Securities (unless otherwise specified in a prospectus supplement relating to the particular offering of Securities and other than an “at-the-market distribution”), the underwriters, dealers or agents may, subject to applicable law, over-allot or effect transactions that stabilize or maintain the market price of the Securities offered at levels other than that which might otherwise exists in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. A purchaser who acquires Securities forming part of the underwriter’s, dealer’s or agent’s over-allocation position acquires those Securities under this prospectus, as supplemented by any prospectus supplement.
No underwriter, dealer or agent involved in an “at-the-market distribution”, no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with such an underwriter, dealer or agent may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or Securities of the same class as the Securities distributed under the “at-the-

market” prospectus, including selling an aggregate number or principal amount of Securities that would result in the underwriter, dealer or agent creating an over-allocation position in the Securities.
We may authorize agents or underwriters to solicit offers by eligible institutions to purchase Securities from us at the public offering price set forth in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable prospectus supplement.
Each class or series of Securities, other than the Common Shares, will be a new issue of Securities with no established trading market. Subject to applicable laws, any underwriter may make a market in such Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. There may be limited liquidity in the trading market for any such Securities. Unless otherwise specified in the applicable prospectus supplement, we do not intend to list any of the Securities other than the Common Shares on any securities exchange. Consequently, unless otherwise specified in the applicable prospectus supplement, there is no trading market through which the Debt Securities, the Warrants, Subscription Receipts and Units may be sold and purchasers may not be able to resell any such Securities purchased under this prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors”. No assurances can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.
SELLING SECURITYHOLDERS
Securities may be sold under this prospectus by way of a secondary offering by or for the account of certain of our securityholders.
The terms under which the Securities will be offered by any Selling Securityholder will be described in the applicable prospectus supplement. Any prospectus supplement concerning an offering of Securities by a Selling Securityholder will include, without limitation, the following information, where applicable:
•the name(s) of the Selling Securityholder(s);
•the number or amount of Securities owned, controlled or directed of the class being distributed by each Selling Securityholder;
•the number or amount of Securities of the class being distributed for the account of each Selling Securityholder;
•the number or amount of Securities of any class to be owned, controlled or directed by the Selling Securityholder after the distribution and the percentage that number or amount represents out of the total number or amount of outstanding Securities of the class or series being distributed;
•whether the Securities are owned by the Selling Securityholder(s) both of record and beneficially, of record only, or beneficially only;
•if the Selling Securityholder purchased any of the Securities held by it in the 24 months preceding the date of the prospectus supplement and the date(s) the Selling Securityholder acquired the Securities;
•if the Selling Securityholder acquired the Securities held by it in the 12 months preceding the date of the prospectus supplement and the cost thereof to the Selling Securityholder in the aggregate and on an average cost-per-security basis; and
•all other information that is required to be included in the applicable prospectus supplement.
On August 15, 2022, the Corporation entered into a registration rights agreement (the “Registration Rights Agreement”) with Orion Mine Finance Fund II LP and Orion Mine Finance Fund III LP (collectively, the “Orions”) pursuant to which the Orions were granted Demand Registration rights (as defined in the Registration Rights Agreement) to require Sandstorm Gold, on not more than three (3) occasions, to register under the U.S. Securities Act, the offer and sale to the public of any Registrable Securities (as defined in the Registration Rights Agreement) held by the Orions under a registration statement and, if necessary in connection therewith, to file a Canadian Prospectus (as defined in the Registration Rights Agreement) under applicable Canadian securities laws and take such other steps as may be necessary to facilitate the distribution of all or any portion of the Registrable Securities held by such party, by giving written notice of such Demand Registration to Sandstorm Gold. This Demand Registration right is available to each of the Orions for a term beginning on August 15, 2022 and ceasing on the earlier of the date the Orions and their affiliates cease to, directly or indirectly, own, control or direct, in aggregate, 5% or more of the then issued and outstanding Common Shares of Sandstorm Gold (calculated on a fully diluted basis), or the date on which the Registration Rights Agreement is terminated by agreement of the parties, or the date of dissolution or liquidation of Sandstorm Gold. A copy of the Registration Rights Agreement is posted on SEDAR+ at www.sedarplus.ca and was also filed by the Corporation with the SEC and is available at www.sec.gov.
DESCRIPTION OF SECURITIES
Common Shares
The Corporation is authorized to issue an unlimited number of Common Shares. As of November 7, 2024, there were 296,843,702 Common Shares issued and outstanding.
Holders of Common Shares are entitled to receive notice of any meetings of shareholders of the Corporation, to attend and to cast one vote per Common Share at all such meetings. Holders of Common Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the Common Shares entitled to vote in any election of directors may elect all directors standing for election. Holders of Common Shares are entitled to receive on a pro rata basis such dividends, if any, as and when declared by the Corporation’s board of directors at its discretion from funds legally available for the payment of dividends and upon the liquidation, dissolution or winding up of the Corporation are entitled to receive on a pro rata basis the net assets of the Corporation after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro rata basis with the holders of Common Shares with respect to dividends or liquidation. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.
Debt Securities
In this section describing the Debt Securities, the term “Corporation” refers only to Sandstorm Gold Ltd. without any of its subsidiaries.
As of November 7, 2024, there are nil Debt Securities outstanding. The following description sets forth certain general terms and provisions of Debt Securities that may be issued hereunder and is not intended to be complete. The Debt Securities may be offered separately or together with other Securities, as the case may be. The specific terms of Debt Securities, including the extent to which the general terms described in this section apply to those Debt Securities, will be set forth in the applicable prospectus supplement.
The Debt Securities will be issued in one or more series under an indenture (the “Indenture”) to be entered into between the Corporation and one or more trustees (the “Trustee”) that will be named in a prospectus supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part and will be filed with the securities commissions or similar authorities in each of the provinces and territories of Canada when it is entered into. The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture.
The Corporation may issue Debt Securities and incur additional indebtedness other than through the offering of Debt Securities pursuant to this prospectus.
General
The Indenture does not limit the aggregate principal amount of Debt Securities which the Corporation may issue under the Indenture and does not limit the amount of other indebtedness that the Corporation may incur. The Indenture provides that the Corporation may issue Debt Securities from time to time in one or more series which may be denominated and payable in United States dollars, Canadian dollars or any other currency. Unless otherwise indicated in the applicable prospectus supplement, the Indenture also permits the Corporation, without the consent of the holders of any Debt Securities, to increase the principal amount of any series of Debt Securities the Corporation has previously issued under the Indenture and to issue such increased principal amount.
The particular terms relating to Debt Securities offered by a prospectus supplement (the “Offered Securities”) will be described in the related prospectus supplement. This description may include, but may not be limited to, any of the following, if applicable:
•the specific designation of the Offered Securities; any limit on the aggregate principal amount of the Offered Securities; the date or dates, if any, on which the Offered Securities will mature and the portion (if less than all of the principal amount) of the Offered Securities to be payable upon declaration of acceleration of maturity;
•the rate or rates (whether fixed or variable) at which the Offered Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Offered Securities that are in registered form;
•the terms and conditions under which the Corporation may be obligated to redeem, repay or purchase the Offered Securities pursuant to any sinking fund or analogous provisions or otherwise;
•the terms and conditions upon which the Corporation may redeem the Offered Securities, in whole or in part, at its option;
•the covenants applicable to the Offered Securities;
•the terms and conditions for any conversion or exchange of the Offered Securities for any other securities;
•whether the Offered Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Offered Securities which are in bearer form and as to exchanges between registered form and bearer form;
•whether the Offered Securities will be issuable in the form of registered global securities (“Global Securities”), and, if so, the identity of the depositary for such registered Global Securities;
•the denominations in which registered Offered Securities will be issuable, if other than denominations of US$1,000 and integral multiples of US$1,000 and the denominations in which bearer Offered Securities will be issuable, if other than US$5,000;
•each office or agency where payments on the Offered Securities will be made (if other than the offices or agencies described under the heading “Payment” below) and each office or agency where the Offered Securities may be presented for registration of transfer or exchange;
•if other than United States dollars, the currency in which the Offered Securities are denominated or the currency in which the Corporation will make payments on the Offered Securities;
•any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Offered Securities; and
•any other terms of the Offered Securities which apply solely to the Offered Securities, or terms described herein as generally applicable to the Debt Securities which are not to apply to the Offered Securities.
Unless otherwise indicated in the applicable prospectus supplement:
•holders may not tender Debt Securities to the Corporation for repurchase; and
•the rate or rates of interest on the Debt Securities will not increase if the Corporation becomes involved in a highly leveraged transaction or the Corporation is acquired by another entity.

The Corporation may issue Debt Securities under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance and, in such circumstances, the Corporation may offer and sell those Debt Securities at a discount below their stated principal amount. The Corporation will describe in the applicable prospectus supplement any Canadian and U.S. federal income tax consequences and other special considerations applicable to any discounted Debt Securities or other Debt Securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or U.S. federal income tax purposes.
Any Debt Securities issued by the Corporation will be direct, unconditional and unsecured obligations of the Corporation and will rank equally among themselves and with all of the Corporation’s other unsecured, unsubordinated obligations, except to the extent prescribed by law. Debt Securities issued by the Corporation will be structurally subordinated to all existing and future liabilities, including trade payables and other indebtedness, of the Corporation’s subsidiaries. The Corporation will agree to provide to the Trustee (i) annual reports containing audited financial statements and (ii) quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.
Form, Denomination, Exchange and Transfer
Unless otherwise indicated in the applicable prospectus supplement, the Corporation will issue Debt Securities only in fully registered form without coupons, and in denominations of US$1,000 and integral multiples of US$1,000. Debt Securities may be presented for exchange and registered Debt Securities may be presented for registration of transfer in the manner to be set forth in the Indenture and in the applicable prospectus supplement, without service charges. The Corporation may, however, require payment sufficient to cover any taxes or other governmental charges due in connection with the exchange or transfer. The Corporation will appoint the Trustee as security registrar. Bearer Debt Securities and the coupons applicable to bearer Debt Securities thereto will be transferable by delivery.
Payment
Unless otherwise indicated in the applicable prospectus supplement, the Corporation will make payments on registered Debt Securities (other than Global Securities) at the office or agency of the Trustee, except that the Corporation may choose to pay interest (a) by check mailed to the address of the person entitled to such payment as specified in the security register, or (b) by wire transfer to an account maintained by the person entitled to such payment as specified in the security register. Unless otherwise indicated in the applicable prospectus supplement, the Corporation will pay any interest due on registered Debt Securities to the persons in whose name such registered Securities are registered on the day or days specified in the applicable prospectus supplement.
Registered Global Securities
Unless otherwise indicated in the applicable prospectus supplement, registered Debt Securities of a series will be issued in global form that will be deposited with, or on behalf of, a depositary (the “Depositary”) identified in the prospectus supplement. Global Securities will be registered in the name of the Depositary, and the Debt Securities included in the Global Securities may not be transferred to the name of any other direct holder unless the special circumstances described below occur. Any person wishing to own Debt Securities issued in the form of Global Securities must do so indirectly by virtue of an account with a broker, bank or other financial institution that, in turn, has an account with the Depositary.
Special Investor Considerations for Global Securities
The Corporation’s obligations under the Indenture, as well as the obligations of the Trustee and those of any third parties employed by the Corporation or the Trustee, run only to persons who are registered as holders of Debt Securities. For example, once the Corporation makes payment to the registered holder, the Corporation has no further responsibility for the payment even if that holder is legally required to pass the payment along to an investor but does not do so. As an indirect holder, an investor’s rights relating to a Global Security will be governed by the account rules of the investor’s financial institution and of the Depositary, as well as general laws relating to debt securities transfers.
An investor should be aware that when Debt Securities are issued in the form of Global Securities:
•the investor cannot have Debt Securities registered in his or her own name;

•the investor cannot receive physical certificates for his or her interest in the Debt Securities;
•the investor must look to his or her own bank, brokerage firm or other financial institution for payments on the Debt Securities and protection of his or her legal rights relating to the Debt Securities;
•the investor may not be able to sell interests in the Debt Securities to some insurance companies and other institutions that are required by law to hold the physical certificates of Debt Securities that they own;
•the Depositary’s policies will govern payments, transfers, exchange and other matters relating to the investor’s interest in the Global Security; the Corporation and the Trustee will have no responsibility for any aspect of the Depositary’s actions or for its records of ownership interests in the Global Security; the Corporation and the Trustee also do not supervise the Depositary in any way; and
•the Depositary will usually require that interests in a Global Security be purchased or sold within its system using same-day funds.
Special Situations When Global Security Will be Terminated
In a few special situations described below, a Global Security will terminate and interests in it will be exchanged for physical certificates representing Debt Securities. After that exchange, an investor may choose whether to hold Debt Securities directly or indirectly through an account at its bank, brokerage firm or other financial institution. Investors must consult their own banks, brokers or other financial institutions to find out how to have their interests in Debt Securities transferred into their own names, so that they will be registered holders of the Debt Securities represented by each Global Security.
The special situations for termination of a Global Security are:
•when the Depositary notifies the Corporation that it is unwilling, unable or no longer qualified to continue as Depositary (unless a replacement Depositary is named); and
•when and if the Corporation decides to terminate a Global Security.
The prospectus supplement may list situations for terminating a Global Security that would apply only to the particular series of Debt Securities covered by the prospectus supplement. When a Global Security terminates, the Depositary (and not the Corporation or the Trustee) will be responsible for deciding the names of the institutions that will be the initial direct holders.
Merger, Amalgamation or Consolidation
Pursuant to the Indenture, the Corporation may not amalgamate or consolidate with or merge with or into any other person or convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any person unless: (a) either (1) the Corporation is the continuing corporation or (2) the person (if other than the Corporation) formed by such consolidation or amalgamation or into which the Corporation is merged or the person which acquires by conveyance, transfer, lease or other disposition the properties and assets of the Corporation substantially as an entirety (i) is a corporation, company, partnership or trust organized and validly existing under (A) the federal laws of Canada or the laws of any province or territory thereof, (B) the laws of the United States or any State thereof or the District of Columbia or (C) if such consolidation, amalgamation, merger or other transaction would not impair (as determined by resolution of the board of directors of the Corporation) the rights of the holders of the applicable series of Debt Securities, in any other country, provided, that if such successor corporation is organized under the laws of such other country described in this clause (C), the successor corporation shall, pursuant to the supplemental indenture referred to in clause (ii) below, (1) expressly become obligated to provide an opinion of counsel in such successor jurisdiction or a ruling from the applicable taxing authority in such successor jurisdiction in connection with any defeasance of such Debt Securities pursuant to the Indenture, (2) add certain references to such successor jurisdiction in the Indenture, (3) appropriately revise the Indenture to add references to any “preference” or other similar period under applicable bankruptcy, insolvency or other similar laws of the successor jurisdiction or any province, territory, state or other political subdivision thereof and, (4) if necessary, revise the Indenture to extend the 91-day period referred to therein so that it is at least one day longer than any such “preference” or similar period of the successor jurisdiction, and (ii) assumes by operation of law or expressly assumes, by a supplemental indenture with respect to all Debt Securities of each series outstanding under the Indenture, all of the obligations of the Corporation under such Debt Securities; and (b) immediately after giving effect to such transaction no Default or Event of Default (each, as defined in the Indenture) shall have occurred and be continuing.
In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which the Corporation is not the continuing corporation, the successor or continuing person formed or remaining will succeed to, and be substituted for, and may exercise every right and power of, the Corporation under the Indenture, and thereafter the Corporation will, except in the case of a lease, be discharged from all obligations and covenants under the Indenture and the outstanding Debt Securities of each series.
Events of Default
Unless otherwise indicated in the applicable prospectus supplement, the term “Event of Default” with respect to Debt Securities of any series means any of the following:
(a)default in the payment of the principal of (or any premium on) any Debt Security of that series at its maturity;
(b)default in the payment of any interest on any Debt Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;
(c)default in the deposit of any sinking fund payment, when the same becomes due by the terms of the Debt Securities of that series;
(d)default in the performance, or breach, of any other covenant or agreement of the Corporation in the Indenture in respect of the Debt Securities of that series (other than a covenant or agreement for which default or breach is specifically dealt with elsewhere in the Indenture), where such default or breach continues for a period of 90 days after written notice thereof to the Corporation by the Trustee or the holders of at least 25 per cent in principal amount of all outstanding Debt Securities affected thereby;
(e)certain events of bankruptcy, insolvency or reorganization; or
(f)any other event of default provided with respect to the Debt Securities of that series.
If an Event of Default occurs and is continuing with respect to Debt Securities of any series, then the Trustee or the holders of not less than 25 per cent in principal amount of the outstanding Debt Securities of that series may require the principal amount (or, if the Debt Securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms of that series) of all the outstanding Debt Securities of that series and any accrued but unpaid interest on such Debt Securities be paid immediately. However, at any time after a declaration of acceleration with respect to Debt Securities of any series or all series affected (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding Debt Securities of such series or of all series affected (or of all series, as the case may be), by written notice to the Corporation and the Trustee, may, under certain circumstances, rescind and annul such acceleration. The applicable prospectus supplement will contain provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities or indexed securities upon the occurrence of any Event of Default and the continuation thereof.
Other than its duties in the case of an Event of Default, the Trustee will not be obligated to exercise any of its rights and powers under the Indenture at the request or direction of any of the holders, unless the holders have offered to the Trustee reasonable indemnity. If the holders provide reasonable indemnity, the holders of a majority in principal amount of the outstanding Debt Securities of all series affected by an Event of Default may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of all series affected by such Event of Default.
No holder of a Debt Security of any series will have any right to institute any proceedings, judicial or otherwise, unless:

•such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series;
•the holders of at least 25 per cent in principal amount of the outstanding Debt Securities of all series affected by such Event of Default have made written request and have offered reasonable indemnity to the Trustee to institute such proceedings as trustee; and
•the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in the aggregate principal amount of outstanding Debt Securities of all series affected by such Event of Default a direction inconsistent with such request, within 60 days after such notice, request and offer.
However, these limitations do not apply to a suit instituted by the holder of a Debt Security for the enforcement of payment of principal of or interest on such Debt Security on or after the applicable due date of such payment.
The Corporation will be required to furnish to the Trustee annually an officers’ certificate as to the performance of certain of its obligations under the Indenture and as to any default in such performance.
Defeasance
In this section, the term “defeasance” means discharge from some or all of the Corporation’s obligations under the Indenture with respect to Debt Securities of a particular series. Unless otherwise stated in the applicable prospectus supplement, if the Corporation deposits with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity or a redemption date of the Debt Securities of a particular series, then at its option:
•the Corporation will be discharged from its obligations with respect to the Debt Securities of such series with certain exceptions, and the holders of the Debt Securities of the affected series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Debt Securities and replacement of lost, stolen or mutilated Debt Securities and certain other limited rights. Such holders may look only to such deposited funds or obligations for payment; or
•the Corporation will no longer be under any obligation to comply with certain covenants under the Indenture, and certain Events of Default will no longer apply to it.
Unless otherwise stated in the applicable prospectus supplement, to exercise defeasance the Corporation also must deliver to the Trustee:
•an opinion of U.S. counsel to the effect that the deposit and related defeasance would not cause the holders of the Debt Securities of the applicable series to recognize income, gain or loss for U.S. federal income tax purposes and that holders of the Debt Securities of that series will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and
•an opinion of Canadian counsel or a ruling from the Canada Revenue Agency that there would be no such recognition of income, gain or loss for Canadian federal or provincial income tax purposes and that holders of the Debt Securities of that series will be subject to Canadian federal and provincial income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.
In addition, no Event of Default with respect to the Debt Securities of the applicable series can have occurred and the Corporation cannot be an insolvent person under the Bankruptcy and Insolvency Act (Canada). In order for U.S. counsel to deliver the opinion that would allow the Corporation to be discharged from all of its obligations under the Debt Securities of any series, the Corporation must have received from, or there must have been published by, the Internal Revenue Service a ruling, or there must have been a change in law so that the deposit and defeasance would not cause holders of the Debt Securities of such series to recognize income, gain or loss for U.S. federal income tax purposes and so that such holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

Modifications and Waivers
The Corporation may modify or amend the Indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series affected by such modification or amendment; provided, however, unless otherwise stated in the applicable prospectus supplement, that the Corporation will be required to receive consent from the holder of each outstanding Debt Security of such affected series to:
•change the stated maturity of the principal of, or interest on, such outstanding Debt Security;
•reduce the principal amount of or interest on such outstanding Debt Security;
•reduce the amount of the principal payable upon the acceleration of the maturity of an outstanding original issue discount security;
•change the place or currency of payments on such outstanding Debt Security;
•reduce the percentage in principal amount of outstanding Debt Securities of such series, from which the consent of holders is required to modify or amend the Indenture or waive compliance with certain provisions of the Indenture or waive certain defaults; or
•modify any provisions of the Indenture relating to modifying or amending the Indenture or waiving past defaults or covenants except as otherwise specified.
The holders of a majority in aggregate principal amount of Debt Securities of any series or of the affected series may waive the Corporation’s compliance with certain restrictive provisions of the Indenture with respect to such series. The holders of a majority in aggregate principal amount of outstanding Debt Securities of all series with respect to which an Event of Default has occurred may waive any past default under the Indenture, except a default in the payment of the principal of or interest on any Debt Security or in respect of any item listed above.
The Indenture or the Debt Securities may be amended or supplemented, without the consent of any holder of such Debt Securities, in order to, among other things, cure any ambiguity or inconsistency, or to make any change, in any case, that does not adversely affect the interests of any holder of such Debt Securities.
Consent to Jurisdiction and Service
Under the Indenture, the Corporation will irrevocably appoint an authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Offered Securities or the Indenture that may be instituted in any United States federal or New York state court located in the City of New York, and will submit to such non-exclusive jurisdiction.
Governing Law
The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Judgments
Since a substantial portion of the assets of the Corporation are outside the United States, any judgment obtained in the United States against the Corporation may need to be satisfied by seeking enforcement of such judgment in a court located outside of the United States from the Corporation’s assets. The Corporation has been advised by its Canadian counsel, Cassels Brock & Blackwell LLP, that there is doubt as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of United States courts, of civil liabilities predicated upon United States federal securities laws.
The Trustee
The Trustee under the Indenture or its affiliates may provide banking and other services to the Corporation in the ordinary course of their business.
The Indenture will contain certain limitations on the rights of the Trustee, as long as it or any of its affiliates remains the Corporation’s creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The Trustee and its affiliates will be permitted to engage in other transactions with the Corporation. If the Trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the Debt Securities, the Trustee must eliminate the conflict or resign.
Warrants
As of November 7, 2024, there are nil Warrants outstanding. The Corporation may issue Warrants to purchase Common Shares or Debt Securities. Warrants may be issued independently or together with other Securities and may be attached to or separate from those Securities. Warrants will be issued under one or more warrant indentures, including supplemental indentures to one of our existing warrant indentures, to be entered into between the Corporation and one or more banks or trust companies acting as warrant agent, to be named in the relevant prospectus supplement, which will establish the terms and conditions of the Warrants. A copy of any warrant indenture or supplemental warrant indenture relating to an offering of Warrants will be filed by us with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after we have entered into it.
The following description sets forth certain general terms and provisions of the Warrants and is not intended to be complete. You should read the particular terms of the Warrants that are offered by us, which will be described in more detail in any applicable prospectus supplement. The statements made in this prospectus relating to any warrant indenture and Warrants to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant indenture and the prospectus supplement describing such warrant indenture. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the Warrants being offered.
Any prospectus supplement relating to any Warrants the Corporation offers will describe the terms of the Warrants and include specific terms relating to their offering. All such terms will comply with the requirements of the TSX and the NYSE relating to Warrants. This description will include, where applicable:
•the designation and aggregate number of Warrants offered;
•the price at which the Warrants will be offered;
•the currency or currencies in which the Warrants will be offered;
•the date on which the right to exercise the Warrants will commence and the date on which the right will expire;
•the number of Common Shares or Debt Securities that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares or Debt Securities may be purchased upon exercise of each Warrant;
•the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of shares that may be purchased, (ii) the exercise price per share, or (iii) the expiry of the Warrants;
•whether we will issue fractional Common Shares or Debt Securities;
•whether we have applied to list the Warrants on a securities exchange;
•the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;
•the date or dates, if any, on or after which the Warrants and the related Securities will be transferable separately;
•whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;
•material United States and Canadian federal income tax consequences of owning the Warrants; and
•any other material terms or conditions of the Warrants.

The holders of Warrants will not be shareholders of the Corporation. Holders of Warrants are entitled only to receive the Common Shares or Debt Securities subject to the Warrants on satisfaction of the conditions provided in the warrant indenture or supplemental warrant indenture.
Subscription Receipts
As of November 7, 2024, there are nil Subscription Receipts outstanding. The Corporation may issue Subscription Receipts that will entitle holders to receive, upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Debt Securities, Warrants, Units or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Corporation and an escrow agent (the “Escrow Agent”), to be named in the relevant prospectus supplement, which will establish the terms and conditions of the Subscription Receipts. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any Subscription Receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriter or agent. A copy of any Subscription Receipt Agreement will be filed by us with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after we have entered into it.
The following description sets forth certain general terms and provisions of Subscription Receipts and is not intended to be complete. You should read the particular terms of the Subscription Receipts that are offered by us, which will be described in more detail in any applicable prospectus supplement. The statements made in this prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the prospectus supplement describing such Subscription Receipt Agreement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the Subscription Receipts being offered.
Any prospectus supplement relating to any Subscription Receipts the Corporation offers will describe the terms of the Subscription Receipts and include specific terms relating to their offering. All such terms will comply with the requirements of the TSX and the NYSE relating to Subscription Receipts. This description will include, where applicable:
•the designation and aggregate number of Subscription Receipts offered;
•the price at which the Subscription Receipts will be offered;
•the currency or currencies in which the Subscription Receipts will be offered;
•the designation, number and terms of the Common Shares, Debt Securities, Warrants, Units or any combination thereof to be received by holders of Subscription Receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers;
•the conditions (the “Release Conditions”) that must be met in order for holders of Subscription Receipts to receive for no additional consideration Common Shares, Debt Securities, Warrants, Units or any combination thereof;
•the procedures for the issuance and delivery of the Common Shares, Debt Securities, Warrants, Units or any combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;
•whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Debt Securities, Warrants, Units or any combination thereof upon satisfaction of the Release Conditions;
•the identity of the Escrow Agent;
•the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

•the terms and conditions pursuant to which the Escrow Agent will hold the Common Shares, Debt Securities, Warrants, Units or any combination thereof pending satisfaction of the Release Conditions;
•the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Corporation upon satisfaction of the Release Conditions;
•if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Subscription Receipts;
•procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;
•any entitlement of the Corporation to purchase the Subscription Receipts in the open market by private agreement or otherwise;
•whether the Corporation will issue the Subscription Receipts as global securities and, if so, the identity of the depositary for the global securities;
•whether the Corporation will issue the Subscription Receipts as bearer securities, registered securities or both;
•provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the Subscription Receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, Debt Securities, Warrants or other securities of the Corporation, any other reorganization, amalgamation, merger or sale of all or substantially all of the Corporation’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;
•whether we have applied to list the Subscription Receipts on a securities exchange;
•material United States and Canadian federal tax consequences of owning the Subscription Receipts; and
•any other material terms or conditions of the Subscription Receipts.
The holders of Subscription Receipts will not be shareholders of the Corporation. Holders of Subscription Receipts are entitled only to receive Common Shares, Debt Securities, Warrants, Units or any combination thereof on satisfaction of the conditions provided in the Subscription Receipt Agreement, including the satisfaction of any cash payment provided in the Subscription Receipt Agreement, if the Release Conditions are satisfied. If the Release Conditions are not satisfied, holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.
Escrow
The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Corporation (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts plus their pro rata entitlement to interest earned or income generated on such amount, in accordance with the terms of the Subscription Receipt Agreement. The Common Shares, Debt Securities, Warrants, Units or any combination thereof may be held in escrow by the Escrow Agent, and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Rescission
The Subscription Receipt Agreement will also provide that any material misrepresentation in this prospectus, the prospectus supplement under which the Subscription Receipts are offered, or any amendment hereto or thereto, will entitle each initial purchaser of Subscription Receipts to a contractual right of rescission following the issuance of the Common Shares, Debt Securities or Warrants to such purchaser entitling such purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Shares, Debt Securities or Warrants, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement. This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States.
Global Securities
The Corporation may issue Subscription Receipts in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable prospectus supplement. The global securities may be in temporary or permanent form. The applicable prospectus supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable prospectus supplement will also describe the exchange, registration and transfer rights relating to any global security.
Modifications
The Subscription Receipt Agreement will provide for modifications and alterations to the Subscription Receipts issued thereunder by way of a resolution of holders of Subscription Receipts at a meeting of such holders or by a consent in writing from such holders. The number of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement. The Subscription Receipt Agreement will also specify that the Corporation may amend any Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holders of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.
Units
As of November 7, 2024, there are nil Units outstanding. The Corporation may issue Units consisting of one or more Common Shares, Debt Securities, Warrants, Subscription Receipts or any combination of such Securities. You should read the particular terms of the Units that are offered by us, which will be described in more detail in any applicable prospectus supplement.
Any prospectus supplement relating to any Units the Corporation offers will describe the terms of the Units and include specific terms relating to their offering. All such terms will comply with the requirements of the TSX and the NYSE relating to Units. This description will include, where applicable:
•the designation and aggregate number of Units being offered;
•the price at which the Units will be offered;
•the designation and terms of the Units and the applicable Securities included in the Units;
•the description of the terms of any agreement governing the Units;
•any provision for the issuance, payment, settlement, transfer or exchange of the Units;
•the date, if any, on and after which the Units may be transferable separately;
•whether we have applied to list the Units on a securities exchange;
•material United States and Canadian federal tax consequences of owning the Units;
•how, for federal income tax purposes, the purchase price paid for the Units is to be allocated among the component Securities; and

•any other material terms or conditions of the Units.
The foregoing summary of certain of the principal provisions of the Securities is a summary of anticipated terms and conditions only and is qualified in its entirety by the description in the applicable prospectus supplement under which any Securities are being offered.
PRIOR SALES
Information in respect of Common Shares that we issued within the previous 12 month period, and in respect of securities that are convertible or exchangeable into Common Shares, will be provided as required in a prospectus supplement with respect to the issuance of Securities pursuant to such prospectus supplement.
TRADING PRICE AND VOLUME
The Common Shares are listed and posted for trading on the TSX under the symbol “SSL” and on the NYSE under the symbol “SAND”. Information in respect of trading price and volume of the Common Shares during the previous 12-month period will be provided as required in a prospectus supplement with respect to the issuance of Securities pursuant to such prospectus supplement.
CERTAIN CANADIAN AND UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The applicable prospectus supplement will include a general summary of certain Canadian federal income tax consequences which may be applicable to a purchaser of Securities offered thereunder. The applicable prospectus supplement may also describe certain United States federal income tax consequences which may be applicable to a purchaser of Securities offered thereunder by an initial investor who is a United States person (within the meaning of the United States Internal Revenue Code), including, to the extent applicable, such consequences relating to Debt Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items. Investors should read the tax discussion in any prospectus supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.
LEGAL MATTERS
Certain legal matters in connection with the Securities offered hereby will be passed upon on behalf of the Corporation by Cassels Brock & Blackwell LLP, with respect to Canadian legal matters, and by Crowell & Moring LLP, with respect to United States legal matters.
INTEREST OF EXPERTS
Imola Götz, M.Sc., P.Eng, F.E.C., Vice President, Mining & Engineering of the Corporation, a qualified person under NI 43-101, has reviewed and approved all scientific and technical disclosure contained in this prospectus and in the documents incorporated by reference herein, including all scientific and technical information contained herein and in the documents incorporated by reference herein relating to the Antamina mine, in accordance with NI 43-101.
As of November 7, 2024, Ms. Imola Götz holds nil Common Shares, nil stock options and 67,666 restricted share rights of the Corporation.
As of the date hereof, Cassels Brock & Blackwell LLP, and its partners and associates, hold beneficially, directly or indirectly, as a group, less than 1% of any class of outstanding securities of the Corporation.
AUDITORS
PricewaterhouseCoopers LLP is independent of the Corporation within the meaning of the Chartered Professional Accountants of British Columbia Code of Professional Conduct and within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).
WELL-KNOWN SEASONED ISSUER
On December 6, 2021, the securities regulatory authorities in each of the provinces and territories of Canada each independently adopted a series of substantively harmonized blanket orders, including British Columbia

Instrument 44-503 – Exemption from Certain Prospectus Requirements for Canadian Well-known Seasoned Issuers (together with the equivalent local blanket orders in each of the other provinces and territories of Canada, collectively, the “WKSI Blanket Orders”). The WKSI Blanket Orders were adopted to reduce regulatory burden for certain large, established reporting issuers with strong disclosure records associated with certain prospectus requirements under NI 44-101 and NI 44-102. The WKSI Blanket Orders came into force on January 4, 2022 and allow “well-known seasoned issuers”, or “WKSIs”, to file a final short form base shelf prospectus as the first public step in an offering, and exempt qualifying issuers from certain disclosure requirements relating to such final short form base shelf prospectus. As of the date hereof, the Corporation has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

INDEMNIFICATION
Section 160 of the Business Corporations Act (British Columbia) (“BCBCA”) provides that a company may do one or both of the following:
(a)indemnify an eligible party (as defined below) against all eligible penalties (as defined below) to which the eligible party is or may be liable;
(b)after the final disposition of an eligible proceeding (as defined below), pay the expenses (which includes costs, charges and expenses (including legal and other fees) but excludes judgments, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by an eligible party in respect of that proceeding.

However, after the final disposition of an eligible proceeding, a company must pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party: (i) has not been reimbursed for those expenses; and (ii) is wholly successful, on the merits or otherwise, or is substantially successful on the merits, in the outcome of the proceeding. The BCBCA also provides that a company may pay the expenses, actually and reasonably incurred by an eligible party, as they are incurred in advance of the final disposition of an eligible proceeding if the company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under the BCBCA, the eligible party will repay the amounts advanced.

For the purposes of the applicable division of the BCBCA, an “eligible party”, in relation to a company, means an individual who:
(a)is or was a director or officer of the company;
(b)is or was a director or officer of another corporation at a time when the corporation is or was an affiliate of the company, or at the request of the company; or
(c)at the request of the company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, with some exceptions, the heirs and personal or other legal representatives of that individual.

An “eligible penalty” under the BCBCA means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.

An “eligible proceeding” under the BCBCA is a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation, is or may be joined as a party, or is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding. A “proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed. “Expenses” include costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding. An “associated corporation” means a corporation or entity referred to in paragraph (b) or (c) of the definition of “eligible party” above.

Notwithstanding the foregoing, the BCBCA prohibits a company from indemnifying an eligible party or paying the expenses of an eligible party if any of the following circumstances apply:
(a)if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time such agreement was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;
(b)if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;
(c)if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interest of the company or the associated corporation, as the case may be;

or
(d)in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Additionally, if an eligible proceeding is brought against an eligible party by or on behalf of the company or an associated corporation, the company must not indemnify the eligible party or pay or advance the expenses of the eligible party in respect of the proceeding.

Whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA, section 164 of the BCBCA provides that, on the application of a company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:
(a)order a company to indemnify an eligible party against any liabilities incurred by the eligible party in respect of an eligible proceeding;
(b)order a company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;
(c)order the enforcement of, or any payment under, an agreement of indemnification entered into by a company;
(d)order a company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under section 164; or
(e)make any other order the court considers appropriate.

The BCBCA provides that a company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation.

The Registrant’s articles provide that the Registrant must, subject to the BCBCA, (i) indemnify a director, former director, and alternate director of the Registrant (and each of their respective heirs and legal personal representatives) against all eligible penalties to which such person is or may be liable, and (ii) pay, after the final disposition of an eligible proceeding, the expenses reasonably and actually incurred by a director, former director, or alternate director (and each of their respective heirs and legal personal representatives) of the Registrant and that each director and alternate director of the Registrant is deemed to have contracted with the Registrant on the above terms.

The Registrant’s articles define “eligible penalty” to mean a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding. “Eligible proceeding” under the Registrant’s articles means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of the Registrant (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Registrant (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty, or fine in, or expenses related to, the proceeding.

The Registrant’s articles further provide that the Company may, subject to any restrictions in the BCBCA, indemnify any person and that the failure of a director, alternate director or officer of the Company to comply with the BCBCA or the Registrant’s articles does not invalidate any indemnity to which he or she is entitled under the Registrant’s articles.

The Registrant is authorized by its articles to purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who: (i) is or was a director, alternate director, officer, employee or agent of the Registrant; (ii) is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Registrant; (iii) at the request of the Registrant, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or
(iv) at the request of the Registrant, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity; against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission (the “Commission”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXHIBITS

Exhibit	Description
4.1*
Annual Information Form of the Registrant dated March 27, 2024 for the year ended December 31, 2023 (incorporated by reference to Exhibit 99.1 of the Registrant’s Report on Form 6-K, as filed with the Commission on February 15, 2024).

4.2*
Audited Consolidated Financial Statements of the Registrant as at, and for the years ended, December 31, 2023 and 2022, together with the report of the independent registered public accounting firm thereon and the notes thereto (incorporated by reference to Exhibit 99.1 of the Registrant’s Report on Form 6-K, as filed with the Commission on February 15, 2024).

4.3*
Management’s Discussion and Analysis for the year ended December 31, 2023 (incorporated by reference to Exhibit 99.1 of the Registrant’s Report on Form 6-K, as filed with the Commission on February 15, 2024).

4.4*
Management’s Discussion and Analysis for the period ended September 30, 2024 and Condensed Consolidated Interim Financial Statements of the Registrant as at September 30, 2024, and for the Three and Nine Month Periods Ended September 30, 2024 and September 30, 2023, together with the notes thereto (incorporated by reference to Exhibit 99.1 of the Registrant’s Report on Form 6-K, as furnished to the Commission on November 7, 2024, and deemed filed herein).

4.5*
Management Information Circular of the Registrant dated May 2, 2024, prepared in connection with the annual and special meeting of shareholders of the Registrant held on June 21, 2024 (incorporated by reference to Exhibit 99.1 of the Registrant’s Report on Form 6-K, as filed with the Commission on May 13, 2024).

5.1	Consent of PricewaterhouseCoopers LLP.
5.2	Consent of Cassels Brock & Blackwell LLP
5.3	Consent of Imola Götz
6.1	Powers of Attorney (contained in the signature pages of the Registration Statement on Form F-10)
7.1	Form of Trust Indenture. (If debt securities are offered by a supplement to this Registration Statement, the Registrant will file with the Commission a Trustee’s Statement of Eligibility on Form T-1)
107	Filing Fee Table
* Previously furnished or filed with the Securities and Exchange Commission.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking
The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Registration Statement on Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process
(a)Concurrent with the filing of this Registrant Statement, the Registrant has filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of the relevant registration statement.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, British Columbia, country of Canada, on November 8, 2024.

SANDSTORM GOLD LTD.

By:	/s/ Nolan Watson
Nolan Watson President & Chief Executive Officer

POWERS OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nolan Watson, or Erfan Kazemi, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign one or more Registration Statements on Form F-10 and any or all amendments (including post-effective amendments) and supplements to the above Registration Statements; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement and powers of attorney have been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Nolan Watson Nolan Watson	President, Chief Executive Officer and Director (principal executive officer)	November 8, 2024

/s/ Erfan Kazemi Erfan Kazemi	Chief Financial Officer (principal financial and accounting officer)	November 8, 2024

/s/ David E. De Witt	Chairman of the Board, Director	November 8, 2024
David E. De Witt

/s/ David Awram	Director	November 8, 2024
David Awram

/s/ John P.A. Budreski	Director	November 8, 2024
John P.A. Budreski

/s/ Andrew T. Swarthout	Director	November 8, 2024
Andrew T. Swarthout

/s/ Mary L. Little	Director	November 8, 2024
Mary L. Little

/s/ Vera Kobalia	Director	November 8, 2024
Vera Kobalia
/s/ Elif Lévesque	Director	November 8, 2024
Elif Lévesque

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Sandstorm Gold Ltd. in the United States on November 8, 2024.

PUGLISI & ASSOCIATES (Authorized U.S. Representative)

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi Title: Managing Director